Exhibit 10.1

RESTRICTED STOCK UNIT GRANT NOTICE UNDER THE
READING INTERNATIONAL, INC.
2010 STOCK INCENTIVE PLAN

Reading International, Inc. (the “Company”), pursuant to its 2010 Stock Incentive Plan, as amended (the “Plan”), hereby grants to the Recipient set forth below the number of Restricted Stock Units set forth below.  The Restricted Stock Units are subject to all of the terms and conditions as set forth herein, in the Restricted Stock Unit Agreement (attached hereto), and in the Plan, all of which are incorporated herein in their entirety.  Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Grant Date:	[ ]
Recipient:	[ ]
A. Number of Time-Based Restricted Stock Units (“RSU”): [ ]
RSU Vesting Schedule:

25% of the RSUs granted hereunder shall vest on each anniversary of the Grant Date (each a “RSU Vesting Date”); provided that the Recipient has not undergone a termination of his or her Service at the time of the Vesting Date (or an earlier accelerating event).

B. Number of Performance Based Restricted Stock Units (“PRSU”): [ ]
PRSU Vesting Schedule:

100 % of the PRSUs granted hereunder shall vest on the third anniversary of the Grant Date (the “PRSU Vesting Date”); provided that (a) the Recipient has not undergone a termination of his or her Service at the time of the PRSU Vesting Date (or an earlier accelerating event), and (b)(1) one-third (1/3) of the performance criteria (“PRSU Criteria”) shall be the evaluation of the Compensation and Stock Option Committee (the “Committee”) that performance has been met in the sole discretion of and certified by the Committee for the year ended December 31, 2020, taking into account, evaluation of the Company and grantee performance, such determination to be made before March 10, 2021; and (2) two-thirds (2/3) of the PRSU Criteria shall be based upon performance for the two remaining calendar years (2021 and 2022) under objective performance criteria to be established by the Committee, in the exercise of its discretion and judgment,  before March 10, 2021, and shall be subject to the certification by the Committee that such PRSU Criteria, or portion thereof (stated as a percentage), has been met. On or before March 10, 2023, the Committee shall certify as to the total percentage of the PRSU Criteria that has been met (the “PRSU Certified Amount”).  For purposes of illustration only, assume that for the calendar year ended December 31, 2020, the Committee finds that 100% of PRSU Criteria has been met and for the calendar years ended December 31, 2021 and 2022, the PRSU Criteria was met 80% and 90%, respectively. In such case, the average of the three years shall be calculated, ([100% + 80% + 90%] divided by 3= 90%.)  In such example, the Committee will certify that 90% of the PRSU Criteria was met.  As a result, the grantee would be entitled to vesting as to 90% of the PRSUs.

THE UNDERSIGNED RECIPIENT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN.

The Restricted Stock Unit Grant Notice is dated as of [            ].

“Company” Reading International, Inc. Name: Ellen Cotter Title: President and Chief Executive Officer	“Recipient” By: Name:___________________________ Title:____________________________

READING INTERNATIONAL, INC.

RESTRICTED STOCK UNIT AGREEMENT

Employees/Executive Officers/Contractors

This Restricted Stock Unit Agreement (this “Agreement”) is made and entered into as of this [     ]th day of [            ] (“Grant Date”) by and between Reading International, Inc., a Nevada corporation (the “Company”) and the undersigned Recipient.  Capitalized terms not defined herein shall have the meaning ascribed to them the in the Company’s 2010 Stock Incentive Plan, as amended (the “Plan”).

1.    Grant of Restricted Stock Units.  The Company hereby grants to the Recipient the share units indicated in the Restricted Stock Unit Grant Notice (such units, the “Restricted Stock Units”), subject to all of the terms and conditions of this Restricted Stock Unit Agreement and the Plan.

2.    Vesting and Payment.

2.1    Vesting Schedule.  Subject to the limitations set forth in this Section 2, Restricted Stock Units, including RSUs and/or PRSUs, will vest, if at all, in accordance with the vesting schedules set forth in the attached Grant Notice.

2.2    Forfeiture upon Termination. Subject to the provisions of Section 2.3, upon termination of the Recipient’s Service, whether by the Company or by the Recipient, any unvested Restricted Stock Units shall be immediately forfeited and neither the Recipient nor any of the Recipient’s successors, heirs, assigns or personal representatives shall thereafter have any further rights or interests in such Restricted Stock Units.

2.3    Acceleration of Vesting.

(a)    In the event of Recipient’s death or Disability (as defined in the Plan), unvested Restricted Stock Units shall be eligible for vesting as follows:

(i)    RSUs:   All unvested RSUs will immediately vest as of the date of death or Disability.

(ii)    PRSUs:  A pro rata percentage of the unvested PRSUs will immediately vest to the extent PRSU Criteria has been met for a calendar year, and any PRSU  grant amount that remains subject to a PRSU Criteria determination will vest pro rata by a percentage based on the number of whole months elapsed between the Grant Date and the date of the Recipient’s death or Disability, divided by 36. (For purposes of illustration only, assume the Recipient dies 6½ months after the Grant Date.  In such case, the PRSU for such person will be vested 16.7% (6/36).

(b)    In the event of a Change of Control on or before March 10, 2021, the PRSUs will be converted automatically into RSUs, except that with respect to such RSUs only, the RSU Vesting Dates shall be one-third (1/3) shall vest March 9, 2021, one-third (1/3) shall vest March 9, 2022 and one-third (1/3) shall vest March 9, 2023.

(c)    In the event that, within twenty-four months after a Change in Control, Recipient is Terminated Without Cause by the Company or any successor Person, or Resigns For Good Reason, and the Recipient is not a Participant in such Change in Control, unvested Restricted Stock Units shall be eligible for vesting as follows:

(i)    RSUs:   All unvested RSUs shall automatically accelerate so that all such RSUs shall, immediately when the Recipient is Terminated Without Cause or Resigns for Good Reason, become fully vested, free of all restrictions.

(ii)    PRSUs:  All unvested PRSUs will be vested in the same manner as under Section 2.3(a)(ii) through the date the Recipient is Terminated Without Cause or Resigns for Good Reason.

(d)    In the event of a Corporate Transaction in which the Restricted Stock Units are not to be Appropriately Replaced at or prior to the effective time of such Corporate Transaction, the vesting of all Restricted Stock Units (whether RSUs or PRSUs) which are not otherwise fully vested shall automatically accelerate so that all such Restricted Stock Units shall immediately prior to the effective time of the Corporate Transaction, become fully vested, free of all restrictions.

(e)    In the event that, within twenty-four months after a Corporate Transaction at or prior to which the Restricted Stock Units have been Appropriately Replaced, Recipient is Terminated Without Cause by the Company or any successor Person, or Resigns For Good Reason, and the Recipient is not a Participant in such Corporate Transaction, the vesting of all Restricted Stock Units (whether RSUs, PRSUs or the substitute awards by which the Restricted Stock Units are Appropriately Replaced) which are not otherwise fully vested shall automatically accelerate so that all such Restricted Stock Units (or such substitute awards) shall, immediately when the Recipient is Terminated Without Cause or Resigns For Good Reason, become fully vested, free of all restrictions.

(f)    For purposes of this Section 2.3:

(i)    Restricted Stock Units shall be considered “Appropriately Replaced” if, in addition to providing for acceleration as provided in clause (d) of this Section 2.3, at or prior to the Corporate Transaction, in the judgment of the Committee as constituted at the time the Corporate Transaction is proposed or announced to the Company (the “Evaluating Committee”), the Restricted Stock Units or a substituted award will confer the right to receive, for each share of Common Stock that may be received pursuant to the Restricted Stock Units existing immediately prior to the Corporate Transaction, on substantially the same vesting and other terms and conditions (including acceleration if the Recipient is Terminated Without Cause or Resigns For Good Reason) as were applicable to the Restricted Stock Units immediately prior to the Corporate Transaction, the consideration (whether stock, cash or other securities or property) to be received in the Corporate Transaction by holders of Common Stock for each such share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration to be received in the transaction constituting a Corporate Transaction is not solely cash and/or common stock of the successor company or its parent or subsidiary, the Evaluating Committee may, if the obligations are to be assumed by the successor company, or its parent or subsidiary, approve that the consideration to be received upon the exercise or vesting of the Restricted Stock Units (or the substituted award) will be common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per-share consideration received by holders of Common Stock in the transaction constituting a Corporate Transaction.  The determination of such substantial equality of value of consideration shall be made by the Evaluating Committee in its sole discretion and its determination shall be conclusive and binding.

(ii)    The term “Change in Control” shall mean:

(A)    a change, after the Grant Date, in the composition of the Board such that the Incumbent Board ceases for any reason to constitute at least a majority of the Board; or

(B)    after the Grant Date a Person (as defined below) other than a Permitted Holder (as defined below) becomes the “Beneficial Owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate thirty percent (30%) or more of the then outstanding Voting Securities of the Company; provided, however, that a Change in Control shall not be deemed to have occurred for purposes of this clause (B) solely as the result of:

(1)    any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted itself was acquired directly from the Company,

(2)    any repurchase of securities by the Company,

(3)    any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, and

(4)    any acquisition pursuant to a transaction that is excluded from the definition of Corporate Transaction pursuant to approval by the Incumbent Board.

(iii)    The term “Common Stock” shall mean (unless the context otherwise expressly provides) the Class A common stock of the Company.

(iv)    The term “Corporate Transaction” shall mean:

(A)    the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company, whether directly or indirectly through the sale of any one or more of the Company’s subsidiaries or the assets of such one or more subsidiaries; excluding, however, any such transaction approved by the Incumbent Board (as defined below); or

(B)    the liquidation or dissolution of the Company.

(v)    The term “Incumbent Board” shall mean the individuals who, as of the Grant Date, constitute the entire Board together with any individual(s) who become(s) a member of the Board subsequent to the Grant Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the then-Incumbent Board (or deemed to be such pursuant to this proviso); provided, however, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board.

(vi)    The term “Participant” in a Change in Control or a Corporate Transaction shall mean any Person who, after such Change in Control or Corporate Transaction either (a) is or controls any Person whose acquisition or control of securities of the Company gives rise to the Change in Control  or (b) is or controls any Permitted Holder as of the effective date of such Change in Control or Corporate Transaction but was not or did not control such Permitted Holder as of the date hereof.

(vii)    The term “Permitted Holder” shall mean (i) the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (ii) any Person who, since the Grant Date, has continuously been the Beneficial Owner of not less than thirty percent

(30%) of the Voting Securities, or (iii) any Person controlled, directly or indirectly, by one or more of the foregoing Persons referred to in the immediately preceding clause (ii).

(viii)    The term “Person” shall mean any individual (whether acting in an individual capacity or in a representative capacity so as to have sole or shared voting power of Voting Securities), entity (including, without limitation, any corporation, charitable or not-for profit corporation, private foundation, partnership, limited liability company, trust (including, without limitation, any private, charitable or split-interest trust), joint venture, association or governmental body) or group (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act and the rules and regulations thereunder.

(ix)    The term “Resigns for Good Reason” shall mean the termination by Recipient of Recipient’s Service or election not to continue to provide such Service for Good Reason.  The term “Good Reason” shall mean:  (A) a material, adverse change in the Recipient’s authority, duties or responsibilities; (B) a material, adverse change in the authority, duties or responsibilities of the Recipient’s supervisor; (C) a material reduction in the Recipient’s base salary or a material reduction in the Recipient’s bonus opportunity, equity compensation or other material component of overall compensation, except where such reductions are part of a broad based or Company-wide reduction; (D) a material reduction in Recipient’s indemnification rights, directors and officers insurance coverage; (E) a relocation of the Recipient’s principal place of employment by more than twenty-five (25) miles; or (F) the employer’s material breach of the Recipient’s employment agreement; provided, however, that Recipient shall give written notice to the Company or the successor entity of any events that would constitute Good Reason within ninety (90) days of date on which such facts or events arise, the Company or such successor shall have not less than thirty (30) days’ opportunity to cure, and Recipient shall terminate his or her employment not later than thirty (30) days of the failure of the Company or such successor to timely cure.

(x)    The term “Terminated without Cause” shall mean the termination of the Recipient’s Service with the Company or any successor Person (including the failure to renew, extend or continue, as applicable) for any reason other than Cause.  The term “Cause” shall mean:  (A) the repeated failure or refusal of Recipient to perform the duties or render the services consistent with Recipient’s title and position, which failure is not cured within thirty (30) days after written notice is delivered to Recipient; (B) fraud, embezzlement or other theft; (C) conviction of, or plea of guilty or nolo contendere to, a felony or gross misdemeanor involving moral turpitude; (D) intentional or gross misconduct or neglect that causes harm to the Company or its successor;  (E) substance abuse that affects the Recipient’s performance or (F) violation of the Company’s “International Anti-Discrimination, Anti-Harassment  and Anti-Bullying Policy and

Complaint and Investigation Procedures,” as the same may be amended from time to time.

(xi)    The term “Voting Securities” shall mean all securities of a corporation having the right under ordinary circumstances to vote in an election of the board of directors of such corporation, or other interests having comparable rights to elect managers or fiduciary persons or boards in non-corporate entities.  As of the date hereof, the Voting Securities of the Company are the shares of Class B common stock of the Company.

2.4    Payment.  If Restricted Stock Units vest, then within thirty (30) days after the applicable vesting date (or, if the Recipient has, prior to vesting, delivered a written request to defer delivery in a form specified by the Board or the Committee, but in no event later than March 15 of the next calendar year after the year in which such vesting occurs), the Company shall deliver to the Recipient, or if applicable the Recipient’s estate, that number of shares of Common Stock equal to the number of Restricted Stock Units which vested on such vesting date as set forth above.

2.5    Taxes.  Unless delivery of the shares of Common Stock is delayed after the applicable vesting date pursuant to Section 2.4 above, on the vesting date, the Recipient shall recognize taxable income in respect of the Common Stock deliverable and the Company shall report such taxable income to the appropriate taxing authorities in respect thereof as it determines to be necessary and appropriate.  The Recipient, if an employee, shall pay to the Company promptly upon request and in any event at the time the Recipient recognizes taxable income an amount equal to the taxes, if any, the Company determines it is required or permitted to withhold under the applicable tax laws.  Such payment may be made in the form of cash.  The Recipient also may satisfy, in whole or in part, the foregoing withholding liability, and the Company may withhold amounts as allowed by the Plan, by having the Company withhold from the number of shares of Common Stock otherwise issuable pursuant to the vesting of the Restricted Stock Units with a fair market value equal to such withholding.

2.6    Certificate.  Subject to Sections 2.4 and 2.5 above, as soon as practicable after the vesting of the Restricted Stock Units, the Company shall deliver or cause to be delivered one or more certificates issued in the Recipient’s name representing shares of Common Stock equal to the number of vested Restricted Stock Units (each a “Certificate,” and collectively “Certificates”).  If a valid SEC Form S-8 Registration Statement is not in effect at the time, the Certificate shall set forth restrictive legends advising the Recipient that the shares of Common Stock have not been registered under the securities laws of the United States or the laws of any state and that the sale or other disposition of such shares is prohibited unless such sale or other disposition is made in compliance with all such laws.

3.    Adjustments.  Pursuant to Section 11 of the Plan, in the event of a change in capitalization, the Board shall make such equitable changes or adjustments to the number and kind of securities or other property (including cash) issued or issuable in respect of outstanding Restricted Stock Units.

4.    Notices.  All notices and other communications under this Restricted Stock Unit Agreement shall be in writing and shall be given by e-mail, first class mail, certified or registered with return receipt requests, and shall be deemed to have been duly given three days after mailing (or one-day in case of delivery by e-mail) to the respective parties, as follows:  (I) if to the Company, (a) if by mail, addressed to the Company in care of its Corporate Secretary at the principal executive office of the Company, or (b) if by e-mail, addressed to the care of the Corporate Secretary at corporatesecretary@readingrdi.com and (ii) if to the Recipient, using the contact information on file with the Company.  Either party hereto may change such party’s address for notices by notice duly given pursuant hereto.

5.    Protections against Violations of Agreement.

5.1    No purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition or creation of a security interest in or lien on, any of the Restricted Stock Units or any agreement or commitment to do any of the foregoing (each a “Transfer”) by any holder thereof in violation of the provisions of this Restricted Stock Unit Agreement will be valid, except (i) a transfer for estate planning purposes, or (ii) with the prior written consent of the Board (such consent shall be granted or withheld in the sole discretion of the Board).

5.2    Any purported Transfer of Restricted Stock Units or any economic benefit or interest therein in violation of this Restricted Stock Unit Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Restricted Stock Units or any economic benefit or interest therein transferred in violation of this Restricted Stock Unit Agreement shall not be entitled to receive any Common Stock.

6.    Taxes.  BY SIGNING THIS RESTRICTED STOCK UNIT AGREEMENT, THE RECIPIENT REPRESENTS THAT HE OR SHE HAS REVIEWED WITH HIS OR HER OWN TAX ADVISORS THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THIS RESTRICTED STOCK UNIT AGREEMENT AND THAT HE OR SHE IS RELYING SOLELY ON SUCH ADVISORS AND NOT ON ANY STATEMENTS OR REPRESENTATIONS OF THE COMPANY OR ANY OF ITS AGENTS.  THE RECIPIENT UNDERSTANDS AND AGREES THAT HE OR SHE (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR ANY TAX LIABILITY THAT MAY ARISE AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS RESTRICTED STOCK UNIT AGREEMENT.

7.    Failure to Enforce Not a Waiver.  The failure of the Company to enforce at any time any provision of this Restricted Stock Unit Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

8.    Governing Law.  This Restricted Stock Unit Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada applicable to contracts made and to be performed herein.  Any suit, action or proceeding with respect to this Restricted Stock Unit Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of Nevada, and the Company and the Recipient hereby submit to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment.  The Recipient and the Company hereby irrevocably waive:

(i)      any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Restricted Stock Unit Agreement brought in any court of competent jurisdiction in the State of Nevada, (ii) any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and (iii) any right to a jury trial.

9.    Incorporation of Plan.  The Plan is hereby incorporated by reference and made a part hereof, and the Restricted Stock Units and this Restricted Stock Unit Agreement shall be subject to all terms and conditions of the Plan and this Restricted Stock Unit Agreement.

10.    Amendments / Construction.  The Board,  directly or through its delegation of authority to the Committee, may amend, alter, suspend, discontinue or cancel the terms of this Restricted Stock Unit Agreement prospectively or retroactively at any time, but no such amendment shall impair the rights of the Recipient hereunder without Recipient’s consent.  Headings to Sections of this Restricted Stock Unit Agreement are intended for convenience of reference only, are not part of this Restricted Stock Unit Agreement and shall have no effect on the interpretation hereof.

11.    Survival of Terms.  This Restricted Stock Unit Agreement shall apply to and bind the Recipient and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

12.    Rights as a Stockholder.  The Recipient shall have no rights of a stockholder (including the right to receive distributions or dividends) until the Recipient has received the shares of Common Stock equal to the number of Restricted Stock Units which vested.  On the date that the Recipient receives Common Stock with respect to Restricted Stock Units, the Recipient shall receive distributions or dividends that would have been paid to or made with respect to the number of shares of Common Stock that relate to this Restricted Stock Unit Award from the date of vesting until such date of delivery of the Common Stock.

13.    Agreement Not a Contract for Employment.  Neither the Plan, the granting of the Restricted Stock Units, this Restricted Stock Unit Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Recipient has a right to continue to provide employment as an officer, director, employee, consultant or advisor of the Company or any Subsidiary or Affiliate for any period of time or at any specific rate of compensation.

14.    Authority of the Board; Disputes.  The Board, directly or through its delegation of authority to the Committee, shall have full authority to interpret and construe the terms of the Plan and this Restricted Stock Unit Agreement.  Notwithstanding the above, nothing within this provision shall restrict the Company or the Recipient from seeking to enforce the terms of this Restricted Stock Unit Agreement under and as provided in Section 8, above.

15.    Severability.  Should any provision of this Restricted Stock Unit Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Restricted Stock Unit Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Recipient Restricted Stock Unit Agreement.

16.    Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.  Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

17.    Acceptance.  The Recipient hereby acknowledges receipt of a copy of the Plan and this Agreement.  The Recipient has read and understands the terms and provisions thereof, and accepts the Restricted Stock Units subject to all of the terms and conditions of the Plan and this Agreement.  The Recipient acknowledges that there may be adverse tax consequences upon vesting of the Restricted Stock Unit or disposition of the underlying shares and that the Recipient should consult a tax advisor prior to such exercise or disposition.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

READING INTERNATIONAL, INC. Name: Ellen Cotter Title: President and Chief Executive Officer RECIPIENT Name:___________________________ Title:___________________________